UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2015

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780

333-159809	HD SUPPLY, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

HD Supply, Inc. may seek opportunistically amendments to one or more agreements governing its outstanding indebtedness. The seeking of (and if sought, the consummation of) any such amendment is subject to market conditions, among other factors.  No assurances can be given that any amendment will be sought, or, if sought, will be completed.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated statements of operations of HD Supply Holdings, Inc. and HD Supply, Inc. for the three months ended May 3, 2015 and the fiscal years ended February 1, 2015, February 2, 2014 and February 3, 2013 and the unaudited pro forma consolidated balance sheets of HD Supply Holdings, Inc. as of May 3, 2015 are included as Exhibit 99.1 hereto and are incorporated herein by reference.  The pro forma financial statements reflect adjustments for the announced sale of HD Supply Power Solutions, a business of HD Supply Holdings, Inc., and the use of proceeds from the sale.

(d) Exhibits

The Purchase Agreement, described in more detail in our Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on July 15, 2015 is attached hereto as Exhibit 2.1.

Exhibit No.	Description of Exhibit

2.1

Purchase Agreement, dated as of July 15, 2015, by and among HD Supply, Inc., HD Supply Holdings, LLC, HD Supply GP & Management, Inc., HD Supply Power Solutions Group, Inc., Brafasco Holdings II, Inc. and Anixter Inc.*

99.1	Unaudited pro forma consolidated financial statements of HD Supply Holdings, Inc. and HD Supply, Inc.

*                                         Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2015	HD Supply Holdings, Inc.

	By:	/s/ Evan J. Levitt
Evan J. Levitt
Senior Vice President and Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2015	HD Supply, Inc.

	By:	/s/ Evan J. Levitt
Evan J. Levitt
Senior Vice President and Chief Financial Officer